UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

October 11, 2013

____________________________

GROWLIFE, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
20301 Ventura Blvd, Suite 126 Woodland Hills, California 91364 (Address of Principal Executive Offices and zip code)

(800) 977-5255
(Registrant’s telephone

number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 11, 2013, GrowLife, Inc. (the “Company”) and Gemini Master Fund (the “Holder”), signed a Conversion, Warrant Exercise and Note Retirement Agreement (the “Agreement”) whereby both the Company and the Holder agreed to convert the $280,000 OID Note (the “Note”) entered into on May 1, 2013 by and between the Company and the Holder, into 8,000,000 shares of the Company’s common stock, which equates to $0.035 per share. Per the terms of the Note, the Company was obligated to repay the entire $280,000 on or before October 31, 2013. Per the terms of the Agreement, upon issuance of the 8,000,000 shares of the Company’s common stock to the Holder, the repayment of the Note has been satisfied in full.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures made in Item 1.01, which are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

See the disclosures made in Item 1.01, which are incorporated herein by reference. The Company’s securities were issued to an accredited investor in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. The transaction did not involve a public offering, the sale of the securities was made without general solicitation or advertising, there was no underwriter, and no underwriting commissions were paid.

Item 9.01.	Financial Statements and Exhibits

Exhibit 10.1	Form of Conversion, Warrant Exercise and Note Retirement Agreement, signed October 11, 2013

Exhibit 10.2	Form of OID Note signed May 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GrowLife, Inc.

Date: October 17, 2013	By:	/s/ Sterling C. Scott
Sterling C. Scott
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Form of Conversion, Warrant Exercise and Note Retirement Agreement, signed October 11, 2013

Exhibit 10.2	Form of OID Note signed May 1, 2013